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[LETTERHEAD OF KPMG]

                        CONSENT OF INDEPENDENT AUDITORS

The Shareholder and Board of Directors of
The Humane Equity Fund:

We consent to the use of our report dated October 20, 1999 included in the prospectus and the reference to our firm under the heading "Independent Accountants" included in the Statement of Additional Information.

                                                              KPMG LLP
                                                              KPMG LLP

New York, New York
October 20, 1999